NETSMART TECHNOLOGIES, INC.
EXHIBIT 11.1 - CALCULATION OF EARNINGS PER SHARE
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                                                       Six Months ended June 30,
                                                          2000          1999

Average shares outstanding                             3,260,039       2,870,992
  Dilutive effect of stock options
  and warrants computed by use
  of treasury stock method                               493,648         534,641

Computation of Earnings Per
  Share=Net Income/Average
  common and common share
  equivalent shares                                   $  889,917      $  740,239
  outstanding                                          3,753,687       3,405,633
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Earnings Per Share                                    $      .24      $      .22
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